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     SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549

     -------------------------------------

     FORM 8-K

     CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the
     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): September 18, 1996

     TCSI Corporation
     (Exact name of registrant as specified in its charter)

         Nevada                    0-19377            68-0140975
(State of incorporation)         (Commission         (IRS Employer
                                 File Number)      Identification No.)

2121 Allston Way, Berkeley, California                   94704
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

         On September 18, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

         SIGNATURES

         Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: September 18, 1996

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     INDEX TO EXHIBITS

28.  Press Release, dated September 18, 1996

     TCSI Named World's Number One Provider of Object
     Middleware for Second Year Running

     IDC Report Validates TCSI's Track Record in Designing and Delivering Enterprise-Scale, Object-Based Software Solutions

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For additional information contact:

TCSI Corporation
Investor Inquiries:
     Leigh Salvo - (510)649-3800
Press Inquiries:
     Susan Trainer - (510)837-5503

TCSI NAMED WORLD'S NUMBER ONE PROVIDER OF OBJECT
MIDDLEWARE FOR SECOND YEAR RUNNING

IDC REPORT VALIDATES TCSI'S TRACK RECORD IN DESIGNING AND DELIVERING ENTERPRISE-SCALE, OBJECT-BASED SOFTWARE SOLUTIONS

BERKELEY, California - September 18, 1996 - TCSI Corporation (Nasdaq: TCSI), the global provider of software to the telecom industry, has been named the top vendor in the worldwide object middleware market for the second consecutive year by International Data Corp. (IDC), a Framingham, Massachusetts-based research firm. In 1995, TCSI achieved a 17 percent share of the object middleware market, according to IDC. IDC's research shows that TCSI finished ahead of Expersoft, SuiteSoftware, IBM, Iona, Digital Equipment Corporation, Sun Microsystems, ISIS Distributed Systems, and many other vendors in this industry. The research reflects TCSI's success in creating and deploying robust, reusable, object-oriented telecom applications, based on its flagship product Object Services Package (OSP).

Object-Oriented Middleware Market
Object-oriented technology allows much greater reuse of software leading to reduced work and faster time to market. Object-oriented middleware provides the underlying technology to create and utilize these objects. It is being rapidly adopted in many markets, especially telecom. According to IDC, object-oriented middleware represents the fastest growing segment of the overall middleware market with revenues more than doubling in 1995.

TCSI's Market Success
IDC's acknowledgment of TCSI's market-leading position is reflected in the market success for TCSI's products and services with major telecom companies around the world.

"IDC 's report is important to customers trying to better understand the technology and business issues associated with this technology," said Keith Willetts, senior vice president of worldwide marketing, TCSI. "We are extremely pleased to be at the forefront of this segment of the software industry for the second year running."

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About TCSI Corporation's Products
TCSI provides telecom management applications that are built upon the Company's flagship software product, Object
Services Package (OSP). OSP is a highly scalable, industrial-strength distributed object development and runtime environment for large, object-oriented client/server systems. Major communications corporations worldwide use OSP to design, implement, and deploy mission-critical applications for management and operations support systems. The product provides an integrated environment for deploying graphical user interfaces (X11/Motif and Windows), object services (distributed object management and CORBA), and communications gateways (SNMP, CMIP, and proprietary). OSP also provides persistent data storage in relational databases from Informix Software, Inc., Oracle Corporation, and Sybase, Inc.

IDC
For additional information on this study, please contact
Cheryl Toffel at (800) 343-4952 or via the Internet
(ctoffel@idcresearch.com).

TCSI Corporation
TCSI Corporation provides object-oriented software products, services, and solutions to the telecom industry worldwide. Service providers and equipment manufacturers deploy TCSI's software to enable a range of customer services, automated processes, and the management of broadband, wireless, and intelligent networks. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim. The Company reported revenues of $55.4 million in 1995 and $40.3 million in the first six months of 1996.

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